EMPLOYMENT AGREEMENT

         This employment Agreement is effective as of February 7, 2000 (the "Effective Date") between Certicom Corp., a Delaware corporation ("Certicom"), Certicom Corp., a Yukon Territory, Canada corporation ("Parent") and Richard D. Brounstein ("Employee").

         In consideration of the mutual promises and conditions in this Employment Agreement, and all benefits associated with the employment of Employee, it is agreed as follows:

                           ARTICLE 0NE -- EMPLOYMENT

1.1 Employment

         Commencing February 7, 2000, Certicom shall employ Employee as its Finance Director and commencing February 23, 2000, Certicom shall employ
Employee as its Senior Vice President Finance, Chief Financial Officer and Secretary. Employee shall perform such duties and exercise such powers related to such offices as set forth in the bylaws of Certicom and as prescribed or specified by the Board of Directors of Certicom, subject always to the control and direction of such board of Directors. From February 23, 2000, Employee shall also serve as the Senior Vice President Finance, Chief Financial Officer and Secretary of Parent and each direct or indirect wholly owned subsidiary of Parent (such subsidiaries, Parent and Certicom collectively the "Certicom Group").

                          ARTICLE TWO -- REMUNERATION

2.1 Salary

         As compensation for the services by Employee hereunder, Certicom shall pay Employee during the term of this Agreement a gross annual salary of one-hundred seventy-five thousand dollars ($175,000.00), payable on the fifteenth and the last day of each calendar month.

2.2 Certicom Bonus

         Each quarter, Employee shall be eligible to receive a bonus payment equivalent to up to 2.5% ($4,375.00) of his annual salary from Certicom based on Parent achieving its quarterly financial targets, as determined by the CEO of Parent.

2.3 Annual Bonus

         In its sole and absolute discretion, Certicom may pay Employee an additional cash bonus at the end of each fiscal year of Parent. Employee acknowledges that the payment of any such bonus shall be in the sole and absolute discretion of the Board of Directors of Parent.

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2.4 Options

         (a) Employee shall be entitled to participate in Parent's 1997 Stock Option Plan ("SOP"), and any additional stock option plans or stock purchase plans as may be established by Parent. As of the date of this Agreement, Employee shall be granted options to purchase one-hundred fifteen thousand (115,000) Parent common shares under the SOP at an exercise price equivalent to the closing price of the shares on the trading day prior to the Effective Date of this Agreement. The grant of any future options or any benefits under such plans shall be in the discretion of Certicom.

         (b) In the event there is a Change of Control (as defined below) of Parent and Employee is subsequently terminated by Certicom or Parent without Cause (as defined below), or Employee resigns his employment with Good Reason (as defined below), then 50% of any unvested options or other rights to acquire securities of Parent, whether granted prior to or subsequent to the date hereof, including, without limitation, 50% of any such unvested options or rights granted pursuant to the SOP, shall immediately vest and become fully exercisable.

         For the purposes of this Agreement, "Change of Control" shall be deemed to have occurred if: (1) any person (including a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than persons controlling (as defined in Rule 405 under the Securities Act of 1933 ("Rule 405")), Parent as of the Effective Date of this Agreement (except that no person shall be deemed to control Parent under Rule 405 merely due to his or her position as an officer or director of Parent),
(A) becomes the "beneficial  owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of more than 50% of the voting securities of Parent, or (B) succeeds to the control of all or substantially all of the business or assets of Parent through merger, transfer of assets, reorganization, or other event; or (2) individuals who as of the Effective Date constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Parent stockholders, of each new Board member was approved by a majority of the Board members then still in office who were Board members as of the Effective Date.

         For the purposes of this Agreement, "Cause" shall mean written notice to Employee that he has engaged in any one or more of the following;

                  (1)      Gross    dishonesty,     fraud,     misappropriation,
                           embezzlement, or other act of material misconduct against any entity in the Certicom Group;

                  (2) Conviction of any criminal act involving a crime of moral turpitude or a felony including, without limitation, misappropriation of funds, property, or trade secrets;

                  (3) Willful and knowing violation of any rules or regulations of any governmental or regulatory body which are material to the business of any entity in the Certicom Group;

                  (4) Violation of policies, rules or regulations of any entity in the Certicom Group which violation is materially detrimental to such entity;

                  (5) A material breach, a material repudiation or other material failure to comply with or perform any of the material terms of this Agreement, including the attached Confidentiality and Rights Agreement; or

                  (6) A good faith determination by the Board of Directors of Parent based on objective evidence that persistent use of drugs or alcohol is significantly interfering with Employee's performance of his duties hereunder.

         For the purposes of this Agreement, "Good Reason" shall be deemed to exist where following a Change of Control; (1) Parent materially alters or reduces employee's duties, responsibilities, authority or base compensation from those in effect immediately prior to the occurrence of a Change of Control (including an alteration or reduction indirectly in the form of resource allocation or other assignment); (2) parent materially breaches the terms of this Agreement or any other agreement between Parent and Employee with respect to the payment or vesting of compensation or benefits or in any other material respect and such breach is not cured within thirty (30) days after Parent receives written notice thereof; (3) Parent requires Employee, as a condition of employee's continued employment, to be based in any location more than fifty miles from the City of Hayward, California, or to spend more than twenty-five percent of each calendar quarter traveling outside the San Francisco Bay Area; or (4) Parent requires Employee, as a condition of Employee's continued employment, to perform illegal or fraudulent acts or omissions.

2.5 Benefits

         Employee will be entitled to participate in all of Certicom's benefit plans generally available to its senior executive employees, as determined by Certicom in its discretion, in accordance with the terms thereof.

2.6 Vacation

         Employee shall be entitled to accrue fifteen (15) days of vacation per year during the first through fifth years of employment which will be prorated for the first year of this Agreement. After five years of employment, Employee shall be entitled to accrue twenty (20) days of vacation per year.

2.7 Expenses

         Employee shall be reimbursed at the Employee's cost for all authorized travel and other out of pocket expenses actually and properly incurred by him in connection with his duties hereunder. For all such expenses, Employee shall furnish to Certicom statements and vouchers as and when required by Certicom. Also, Certicom shall reimburse Employee reasonable and actual out-of-pocket expenses for Employee's legal counsel to review this Agreement in an amount not to exceed three thousand five hundred dollars ($3,500.00).


                     ARTICLE THREE -- EMPLOYEE'S COVENANTS

 3.1 Service

         During his employment, Employee shall devote such time, attention, energies, interests, and abilities for the business of the Certicom Group as is necessary to fulfill his responsibilities, shall well and faithfully serve the Certicom Group, and shall use his best efforts to promote the interests of the Certicom Group. Employee shall not engage in any business activity that would be adverse to the Certicom Group or its business prospects, financial or otherwise.

3.2 Duties and Responsibilities

         Employee shall duly and diligently perform all the duties assigned to him while in the employ of Certicom, and shall truly and faithfully account for and deliver to Certicom all money, securities and things of value belonging to any entity in the Certicom Group which Employee may, from time to time, receive for, from or on account of any entity in the Certicom Group.

3.3 Rules and Regulations

         Employees shall be bound by and shall faithfully observe and abide by all the rules, regulations, or policies that Certicom may institute at its discretion from time to time which are brought to Employee's notice or of which he should reasonably be aware.

3.4 Confidentiality and Rights Agreement

         Employee will execute and deliver the Confidentiality and Rights Agreement in the form attached hereto as Exhibit A. The terms of the Confidentiality and Rights Agreement are incorporated herein as if fully set forth. Employee's obligations under such Confidentiality and Rights Agreement shall continue both before and after he has used any confidential information for the purposes of such Confidentiality and Rights Agreement, and both before and after the employment of Employee with Certicom ceases, and shall continue until such time as Employee is expressly released therefrom by Certicom in writing. The obligations of Employee under this Agreement shall be binding on the assigns, executors, administrators or legal representatives of Employee. Any breach by the employee of this Agreement or the Confidentiality and Rights Agreement shall cause irreparable damage to Certicom, and any such breach shall entitled Certicom to seek immediate injunctive relief from a court of competent jurisdiction.

3.5 Agreement to Arbitrate

         Employee will execute and deliver the Mutual Agreement to Arbitrate Claims in the form attached hereto as Exhibit B. The terms of the Mutual Agreement to Arbitrate Claims are incorporated herein as if fully set forth.


                   ARTICLE FOUR -- TERMINATION OF EMPLOYMENT

4.1 At-Will Employment

         Employee's employment may be terminated by either mutual agreement of the parties, Employee's election, or Certicom's election. Either party may terminate Employee's employment for any reason, or for no reason, with or without Cause, and at any time, in their sole and absolute discretion; provided only that if Certicom terminates Employee's employment without Cause (as defined in section 2.4) whether or not following a Change of Control or if Employee resigns with Good Reason (as defined in section 2.4) following a Change of Control (as defined in section 2.4), it shall pay Employee severance as follows:

                  (a) a lump sum payment equivalent to Employee's base salary for a total period of nine (9) months; and

                  (b) continuation of Employee's health insurance benefits for a total period of nine (9) months; and

                  (c) Nine (9) months acceleration of vesting of all unvested stock options and other rights to acquire securities held by Employee as of the termination date; and

                  (d)      Up  to   ten   thousand   dollars   ($10,000.00)   in
                           outplacement services.

4.2 Termination by Certicom for Cause

         Certicom may terminate this Agreement at any time for Cause (as defined in paragraph 2.4(b)) without payment of any compensation of any kind or nature, including but not limited to severance, anticipated earnings, or stock options or other securities of any kind.

4.3 Return of Property

         Upon any termination of this Agreement, Employee shall at once deliver or cause to be delivered to Certicom, all books, documents, effects, money, securities or other property belonging to any entity in the Certicom Group, or for which Certicom is liable to others, which are in the possession, charge, control or custody of Employee.

4.4 Provisions Which Will Operate Following Termination

         Notwithstanding any termination of this Agreement for any reason whatsoever, the provisions of sections 3.4 and 4.3 of this Agreement and any other provisions of this Agreement necessary to give effect thereto, shall continue in full force and effect following such termination.

4.5 Indemnity

         Certicom shall indemnify Employee to the fullest extent permitted by applicable law at California Labor Code section 2802.

                            ARTICLE FIVE -- GENERAL

5.1 Sections and Headings

         The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not effect the construction or interpretation of this Agreement. The term "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion of this Agreement.

5.5 Benefit of Agreement

         This Agreement shall bind the Employee's heirs, personal representatives, legal representatives, successors, spouses and assigns, and shall bind Certicom and Parent, and their successors, purchasers, assignees or any entities who acquire the assets of Certicom and/or Parent.

5.3 Entire Agreement

         This Agreement, including the Confidentiality and Rights Agreement at Exhibit A, the Mutual Agreement to Arbitrate Claims at Exhibit B, and any stock option agreement entered into between the parties in relation to the grant of stock options referred to in Section 2.4(a), constitutes the entire Agreement between the parties with respect to the subject matter hereof, and replaces and supercedes any prior understanding and agreements between the parties.

5.4 Amendments and Waivers

         No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by Employee and the Chief Executive Officer of Certicom. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

5.5 Severability

         If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof, and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

5.6 Notices

         Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by fax or by registered mail addressed to the recipient as follows:

               To the Employee:    Richard D. Brounstein
                                   606 Bella Vista Court
                                   Fremont, CA  94539

               To the Employer:    Certicom Corp.
                                   Attention: Mr. Richard P. Dalmazzi
                                   25801 Industrial Boulevard
                                   Hayward, CA  94545

or such other address or individual as may be designated by notice by either party to the other.

         Any communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof; or if made or given by facsimile, on the business day following receipt thereof; or if made or given by registered mail, on the 7th day, other than a Saturday, Sunday or statutory holiday in California, following the deposit thereof in the mail.

         If the party giving any communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such communication shall not be mailed but shall be given by facsimile or personal delivery.

5.7 Governing Law

         This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed within California.

5.8 Reasonableness

         Employee declares that he has read the foregoing and agrees to the conditions and obligations set forth. Employee also acknowledges that he has been given a reasonable amount of time in which to consult with, and has consulted with, an attorney with respect to this Agreement.

5.9 Copy of Agreement

         Employee acknowledges receipt of a copy of this Agreement duly signed by Employee and Certicom.

Dated:  February 7, 2000           /s/ Richard D. Brounstein
      ------------------------     ---------------------------------
                                   Richard D. Brounstein (Employee)

Dated:  February 7, 2000           /s/ Richard M. Depew
      ------------------------     ---------------------------------
                                   Witness to Employee Signature

                                   Richard M. Depew
                                   ---------------------------------
                                   Printed Witness' Name and Address

                                   Certicom Corp.

Dated:  February 7, 2000           by: /s/ Richard P. Dalmazzi
      ------------------------         -----------------------------
                                            Richard P. Dalmazzi
                                          Chief Executive Officer


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